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                                                                    Exhibit 10.2

                             TERMINATION AGREEMENT


          This Termination Agreement (this "Agreement") is made and entered into as of February 25, 1998, by and between Nutraceutical International Corporation, a Delaware corporation (the "Company"), and Bain Capital, Inc., a Delaware corporation ("Bain"), and terminates that certain Advisory Agreement dated as of January 31, 1995, by and between the Company and Bain (the "Advisory Agreement").

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

          1. Termination. The Company and Bain hereby agree to terminate the Advisory Agreement and that no further consideration or services are to be tendered pursuant thereto, other than as set forth herein.

          2. Termination Fee. The Company hereby agrees to pay to Bain or its designees on the date hereof a fee for agreeing to terminate the Advisory Agreement in consideration of foregone revenues to Bain thereunder. Such fees shall be payable by wire transfer in an amount equal to $625,000 to Bain or its designees.

          3. Liability. Neither Bain nor any of its affiliates, partners, employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services under the Advisory Agreement, unless such loss, liability, damage or expense shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of Bain, its affiliates, partners, employees or agents acting within the scope of their employment or authority.

          4. Indemnity. The Company and its subsidiaries and parent shall defend, indemnify and hold harmless each of Bain, its affiliates, partners, employees and agents from and against any and all loss, liability, damage or expenses arising from any claim by any person with respect to, or in any way related to, the performance of services under the Advisory Agreement (including attorneys' fees) (collectively, "Claims") resulting from any act or omission of Bain, its affiliates, partners, employees or agents, other than for Claims which shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by Bain, its affiliates, partners, employees or agents. The Company and its subsidiaries and parent shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, its subsidiaries and parent and Bain, its officers, directors, affiliates, partners, employees or agents or in which Bain, its affiliates, partners, employees or agents may be impleaded with others upon any Claims, or upon any matter, directly or indirectly, related to or arising out of the Advisory Agreement or the performance thereof by Bain, its affiliates, partners, employees or agents, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by Bain, its affiliates, partners, employees or agents, then Bain shall reimburse the Company and its
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subsidiaries and parent for the costs of defense and other costs incurred by the
Company and its subsidiaries and parent.

          5. Notices. All notices hereunder shall be in writing and shall be delivered personally or mailed by United States mail, postage prepaid, addressed to the parties as follows:

          To the Company:

          Nutraceutical International Corporation
          1400 Kearns Boulevard, 2nd Floor
          Park City, Utah 84060
          Attention:   Chief Executive Officer

          To Bain:

          Bain Capital, Inc.
          Two Copley Place
          Boston, Massachusetts 02116
          Attention:   Robert C. Gay

          6. Assignment. Neither party may assign any obligations hereunder to any other party without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided that Bain may, without consent of the Company, assign its rights and obligations under this Agreement to any of its affiliates (but only if such affiliate is a person or entity (excluding any Bain portfolio companies) controlled by Bain, or in the case of an affiliate which is a partnership, Bain is the ultimate general partner of such partnership). The assignor shall remain liable for the performance of any assignee.

          7. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and assigns of the parties.

          8. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

          9. Entire Agreement; Modification; Governing Law. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party. All issues concerning this agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State

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of Illinois or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Illinois.

                               *   *   *   *   *

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          IN WITNESS WHEREOF, the parties have executed this Termination
Agreement as of the date first written above.

                                  NUTRACEUTICAL INTERNATIONAL
                                  CORPORATION



                                  By: /s/ Frank W. Gay
                                     __________________________________

                                  Its: Chief Executive Officer
                                      __________________________________



                                  BAIN CAPITAL, INC.


                                  By: /s/ Robert Gay
                                     __________________________________

                                  Its: Managing Director
                                      __________________________________


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